Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as
    permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or
    240.14a-12

                        Midwest Trust
- ------------------------------------------------------------
      (Name of Registrant as Specified in Its Charter)

- ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
    14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.
[ ] $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ---------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ---------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
       0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ---------------------------------------------------
   4)  Proposed maximum aggregate value of transaction:

       ---------------------------------------------------
   5)  Total fee paid:

       ---------------------------------------------------

[x] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        --------------------------------------------

     2) Form, Schedule or Registration Statement No.:

       ---------------------------------------------

     3) Filing Party:

        --------------------------------------------

     4) Date Filed:

       --------------------------------------------

                        MIDWEST TRUST
               SPECIAL MEETING OF SHAREHOLDERS
                      AUGUST 27, 1996
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

GLOBAL BOND FUND

The undersigned hereby appoints Robert H. Leshner and John
F. Splain, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on August 27, 1996 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated August 8, 1996.


                     Date: ----------------------------

                     NOTE: Please sign exactly as your name
                     appears on this proxy.  If signing for
                     an estate, trust or corporation, title
                     or capacity should be stated.  If
                     shares are held jointly, both signers
                     shall sign, although the signature of
                     one will bind the other.
                     -----------------------------------

                     -----------------------------------
                     Signature(s) PLEASE SIGN IN BOX ABOVE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE
BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK
PENCIL.  DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE
PROPOSAL DESCRIBED HEREIN

1. With respect to approval of a new investment advisory agreement with Rogge Global Partners plc ("Rogge"), to become effective upon the closing of the proposed acquisition of Rogge by United Asset Management
   Corporation, whereby Rogge will continue to serve as investment adviser to the Fund.

                                   FOR    AGAINST   ABSTAIN
                                   ---    -------   -------

                                   ---    -------   -------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE
SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                           August 8, 1996



Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of the Global Bond Fund to be held on Tuesday, August 27, 1996 at 1:00 p.m., Eastern time, at the Trust's offices at 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202.

         The purpose of the Special Meeting is to approve or disapprove a new investment advisory agreement with Rogge Global Partners plc. The Board of Trustees has given full and careful consideration to this matter and has concluded that the proposal is in the best interests of the Fund and its shareholders. The Board of Trustees therefore recommends that you vote "FOR" the matter discussed herein.

         Regardless of the number of shares you own, it is important that they are represented and voted. If you cannot personally attend the special shareholders' meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy in the postage-paid envelope provided.

                                                   Very truly yours,

                                                   /s/ Robert H. Leshner

                                                   Robert H. Leshner
                                                   President

                                  MIDWEST TRUST
                                GLOBAL BOND FUND
- --------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 27, 1996
- --------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of the Global Bond Fund (the "Fund"), a series of Midwest Trust, will be held at the Trust's office at 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202, on Tuesday, August 27, 1996 at 1:00 p.m., Eastern time, to consider and vote on the following matters:

1. To approve or disapprove a new investment advisory agreement with Rogge Global Partners plc ("Rogge"), to become effective upon the closing of the proposed acquisition of Rogge by United Asset Management Corporation, whereby Rogge will continue to serve as investment adviser to the Fund; and

2. To transact any other business, not currently contemplated, that may properly come before the meeting in the discretion of the proxies or their substitutes.

     Shareholders of record at the close of business on July 25, 1996 are entitled to notice of and to vote at this meeting or any adjournment thereof.

                       By order of the Board of Trustees,


                       /s/ John F. Splain

                       John F. Splain
                       Secretary
August 8, 1996
- -------------------------------------------------------------------------------

     Please execute the enclosed proxy and return it promptly in the enclosed envelope, thus avoiding unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                  MIDWEST TRUST

                       SPECIAL MEETING OF SHAREHOLDERS OF
                              THE GLOBAL BOND FUND
                          To Be Held on August 27, 1996
       -----------------------------------------------------------------

                                 PROXY STATEMENT
       -----------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Trustees of Midwest Trust ("the Trust") of proxies for use at the special meeting of shareholders or at any adjournment thereof. The proxy statement and form of proxy were first mailed to shareholders on or about August 8, 1996.

     The purpose of the meeting is to consider a new investment advisory agreement for the Fund as a result of a proposed acquisition whereby the current adviser of the Fund, Rogge Global Partners plc ("Rogge"), by means of an exchange of stock, will become a wholly-owned subsidiary of United Asset Management, Inc. ("UAM"). Upon completion of the acquisition, Rogge will continue to carry on its business under its current name with its current management.

         A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A proxy which is properly executed that has no voting instructions to a proposal will be voted for that proposal. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the meeting.

         The Trust has retained Management Information Services Corp. ("MIS") to solicit proxies for the special meeting. MIS is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of such services is approximately $1,500, and will be paid by Rogge or UAM. Rogge or UAM will also pay the printing and postage costs of the solicitation.

         In addition to solicitation through the mails, proxies may be solicited by officers, employees and agents of the Trust without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. Rogge or UAM will reimburse MIS, brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons.

         THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 AND THE FUND'S MOST RECENT SEMIANNUAL REPORT ARE AVAILABLE AT NO CHARGE BY WRITING TO THE TRUST AT 312 WALNUT STREET, 21ST FLOOR, CINCINNATI, OHIO 45202-4094, OR BY CALLING THE TRUST NATIONWIDE TOLL-FREE 800-543-0407, IN CINCINNATI 629-
2050.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

         The Board of Trustees has fixed the close of business on July 25, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting of shareholders or any adjournment thereof. As of the record date there were 1,798,654.290 shares of beneficial interest, no par value, of the Fund outstanding. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

     On July 25, 1996, Martin S. Goldfarb, M.D., 919 N. Crescent, Beverly Hills, California, owned of record 12.94% of the outstanding shares of the Fund and PaineWebber FBO Tempel Steel Employee Pension Trust, 5215 Old Orchard Road, Skokie, Illinois, owned of record 5.39% of the outstanding shares of the Fund. No other person owned of record and, according to information available to the Trust, no other person owned beneficially 5% or more of the Fund's outstanding shares on the record date.

         If a quorum (more than 50% of the outstanding shares of the Fund) is represented at the meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the new investment advisory agreement with Rogge. The vote of a majority of the outstanding shares means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. If a quorum is present at the meeting but sufficient votes to approve the new investment advisory agreement with Rogge are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to a proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         The Trustees of the Trust intend to vote all of their shares in favor of the proposal described herein. All Trustees and officers as a group owned of record or beneficially less than 1% of the Fund's outstanding shares on the record date.

I.       APPROVAL OR DISAPPROVAL OF A NEW INVESTMENT ADVISORY
         AGREEMENT WITH ROGGE GLOBAL PARTNERS PLC

         Midwest Group Financial Services, Inc. (the "Manager") currently provides general investment supervisory services to the Fund pursuant to a Management Agreement between the Trust and the Manager. The Manager has retained Rogge to manage the Fund's investments pursuant to an Investment Advisory Agreement between the Trust, Rogge and the Manager (the "Present Advisory Agreement"). The Present Advisory Agreement is dated January 31, 1995 and was approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Manager, Rogge or the Trust (the "Independent Trustees") on November 17, 1994. The Manager, as sole shareholder of the Fund, approved the Present Advisory Agreement on January 31, 1995.

         Rogge and the shareholders of Rogge and two principal employees of Rogge (Olaf Rogge and John Graham) have entered into an Acquisition Agreement with UAM which provides that UAM will acquire all of the share capital of Rogge, for which each registered shareholder of Rogge will exchange his Rogge shares for shares of UAM common stock (the "Acquisition"). As a result of the Acquisition, Rogge will become a wholly-owned subsidiary of UAM. The Acquisition could be viewed as constituting a "change in control" of Rogge for purposes of the 1940 Act and cause the "assignment" and resulting termination of the Present Advisory Agreement. Under 1940 Act, a transaction which results in a change of control or management of an investment adviser may be deemed an "assignment." The 1940 Act further provides that an investment advisory agreement will automatically terminate in the event of its assignment. Accordingly, the Board of Trustees proposes that a new investment advisory agreement between the Trust, the Manager and Rogge (the "New Advisory Agreement") be approved by shareholders of the Fund.

         The terms and conditions of the New Advisory Agreement are identical in all materials respects to those of the Present Advisory Agreement, with the exception of the effective date and the termination date. Upon completion of the Acquisition, Rogge will retain the services of all of its current management personnel. The employees of Rogge who currently provide portfolio management services to the Fund are expected to continue to provide such services and there will be no change in their responsibilities with respect to the Fund following the Acquisition. Furthermore, no changes in Rogge's method of operation, or the location where it conducts its business, are contemplated.

         TERMS OF THE ACQUISITION. The Acquisition Agreement contemplates that Rogge will become a wholly-owned subsidiary of UAM. The Acquisition Agreement provides that UAM will acquire all of the share capital of Rogge, for which each registered owner of Rogge shares will receive shares of UAM common stock in exchange for his Rogge shares.

         In addition, the Acquisition Agreement contemplates that certain key personnel of Rogge will enter into employment agreements with Rogge. This will assure that Rogge will continue to operate with its same investment personnel and officers. UAM, Rogge and Olaf Rogge, the principal executive and controlling shareholder of Rogge, have also agreed to enter into an agreement that provides that Mr. Rogge will continue to manage Rogge and to have authority over the investment management process.

         Section 15(f) of the 1940 Act provides that when a change in the control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. The term includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated in the Acquisition.

         The second condition is that, during the three-year period immediately following consummation of the transaction, at least 75% of the Trust's Board of Trustees must not be "interested persons" of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. No interested person of Rogge within the meaning of the 1940 Act will serve on the Board of Trustees of the Trust during such period if such service would cause this condition to be violated.

         THE NEW ADVISORY AGREEMENT. The terms and conditions of the New Advisory Agreement are identical in all material respects to those of the Present Advisory Agreement with the exception of the effective date and the termination date.

     Under the New Advisory Agreement, Rogge will select portfolio securities for investment by the Fund, purchase and sell securities of the Fund, and upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to Rogge, the investment objectives, policies and restrictions of the Fund and instructions from the Manager. Rogge will receive a fee from the Manager, computed and accrued daily and paid monthly, at an annual rate of .35% of the average value of the daily net assets of the Fund up to $100 million and .30% of such assets in excess of $100 million. This is the same fee that Rogge currently receives from the Manager under the Present Advisory Agreement. The Manager is solely responsible for the payment of fees to Rogge and Rogge agrees to seek payment of its fees solely from the Manager. During the fiscal period ended September 30, 1995, the Manager paid advisory fees of $18,413 to Rogge for its services as investment adviser to the Fund.

         The New Advisory Agreement directs Rogge to give primary consideration to the best qualitative execution in the selection of brokers and dealers to execute portfolio transactions for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. In addition to including provision of brokerage and research services as one of the factors to be considered in the determination of best execution, the New Advisory Agreement specifically authorizes Rogge to select brokers or dealers who also provide brokerage and research services to the Fund and the other accounts over which Rogge exercises investment discretion and to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Rogge determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or Rogge's overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities, or purchasers or sellers of securities; (ii) furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Research services furnished by brokers in connection with portfolio transactions of the Fund may be used by Rogge in servicing its other clients, and not all such services may be used by Rogge in connection with the Fund. Likewise, research services provided by brokers servicing other clients of Rogge may be useful to Rogge in providing investment advice or brokerage services to the Fund.

         The New Advisory Agreement provides that the Board of Trustees will periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time are reasonable in relation to the benefits to the Fund. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, Rogge may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund. During the fiscal period ended September 30, 1995, the Fund paid no brokerage commissions on portfolio transactions.

         If the New Advisory Agreement is approved by the Fund's shareholders, it will become effective upon the consummation of the Acquisition. The New Advisory Agreement provides that it will remain in force until January 30, 1998 and from year to year thereafter, subject to annual approval by (a) the Board of Trustees or (b) a vote of the majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting such approval. The New Advisory Agreement may be terminated at any time, on sixty days' written notice, without the payment of any penalty, by the Board of Trustees, by a vote of the majority of the outstanding voting securities of the Fund, by the Manager or by Rogge. The New Advisory Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.

         The New Advisory Agreement provides that Rogge shall not be liable for any action taken or omitted to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights conferred upon it by such Agreement, or in accordance with specific instructions from the Trust, provided that such acts or omissions shall not have resulted from Rogge's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to Rogge in its actions under such Agreement, or breach of its obligations thereunder.

         The New Advisory Agreement is attached as Exhibit A. The description set forth in this Proxy Statement of the New Advisory Agreement is qualified in its entirety by reference to Exhibit A.

         In the event that shareholders of the Fund do not approve the New Advisory Agreement and the Acquisition is consummated, the Board of Trustees will promptly seek to obtain for the Fund interim advisory services either from Rogge or from another advisory organization. Thereafter, the Board of Trustees would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to approval by the shareholders of the Fund. In the event the Acquisition is not completed for any reason, Rogge will continue to serve as the investment adviser of the Fund pursuant to the terms of the Present Advisory Agreement.

         INFORMATION ON ROGGE AND UAM. Rogge, an English public company limited by shares, with its registered office at 5-6 St. Andrew's Hill, London EC4V 5BY, England, is controlled by Olaf Rogge. Rogge is registered as an investment adviser with the U.S. Securities and Exchange Commission and with the Investment Management Regulatory Organisation in England.

         The Directors and principal executive officers of Rogge are shown below1. The address of each, as it relates to his duties with Rogge, is 5-6 St. Andrew's Hill, London EC4V 5BY, England.

Name and Position with Rogge                        Principal Occupation
- ----------------------------                        --------------------
         Olaf Rogge
         Managing Director                          Principal Executive of Rogge

         John Graham
         Director                                   Senior Executive of Rogge

         Richard Bell
         Director                                   Executive of Rogge

         Adrian James
         Director                                   Executive of Rogge

1 Upon completion of the Acquisition, David Russell will become a Director of Rogge. Mr. Russell serves on the Board or Directors of UAM and is a consultant to UAM.

     When the Acquisition is completed, Rogge will be a wholly-owned subsidiary of UAM, a New York Stock Exchange listed company principally engaged, through affiliated firms in the United States and abroad, in providing institutional investment management services and acquiring institutional investment management firms. As of June 30, 1996, the UAM affiliated firms had collectively more than $148 billion of assets under management. UAM's corporate headquarters is located at One International Place, Boston, Massachusetts 02110.

         Rogge serves as investment adviser to the following unaffiliated registered investment companies listed below:

                        Net Assets As Of            Amount of Rogge's
Name of Fund            June 30, 1996               Annual Advisory Fee
- ------------            -----------------           ------------------
Pace Global Fixed         $35.9 million              .35% of average daily
Income Investments                                   net assets
Fund

Manager's Global          $17.4 million              .35% of average daily net
Bond Fund                                            assets up to $20 million;
                                                     .25% of such assets in
                                                     excess of $20 million

         EVALUATION BY THE BOARD OF TRUSTEES. On August 6, 1996, the Board of Trustees, including a majority of the Independent Trustees, by vote cast in person, unanimously approved, subject to the required shareholder approval described herein, the New Advisory Agreement.

         In considering approval of the New Advisory Agreement, the Board of Trustees carefully evaluated information they deemed necessary to enable them to determine whether the New Advisory Agreement will be in the best interests of the Fund and its shareholders. In making this recommendation, the Trustees evaluated the experience of Rogge's key personnel in institutional investing, the quality of services Rogge is expected to provide to the Fund and the compensation proposed to be paid to Rogge. The Trustees have given careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the fees and expense ratios of comparable mutual funds; (2) the performance of the Fund; (3) the nature and quality of the services expected to be rendered to the Fund by Rogge; (4) the distinct investment objective and policies of the Fund; (5) that the compensation payable to Rogge under the New Advisory Agreement will be at the same rate as the compensation now payable to Rogge under the Present Advisory Agreement; (6) that the terms of the New Advisory Agreement are the same in all respects as the terms of the Present Advisory Agreement except for different effective and termination dates; (7) the history, reputation, qualification and background of Rogge and UAM, as well as the qualifications of their personnel and their respective financial conditions;
(8) the commitment of Rogge and/or UAM to pay or reimburse the Fund for the expenses incurred in connection with the Acquisition; (9) Rogge's investment performance records; and (10) the benefits expected to be realized as a result of Rogge's ownership by UAM.

         In making the determination to recommend approval of the New Advisory Agreement to shareholders of the Fund, the Board of Trustees gave substantial weight to Rogge's representations that (i) the Acquisition should benefit Rogge by preserving its independent management structure and portfolio management style, while providing stability from a strengthening balance sheet and more attractive incentives to Rogge employees; (ii) that the Acquisition will not materially affect the investment advisory operations of Rogge or the level or quality of advisory services provided to the Fund;
(iii) that the same personnel at Rogge who currently provide services to the Fund will continue to do so after the Acquisition; and (iv) that the Fund will not be subject to any unfair burden as a result of the Acquisition.
In considering approval of the New Advisory Agreement, the Board of Trustees reviewed the most recent audited financial statements of Rogge and of UAM.
The Board of Trustees believes that the Acquisition should benefit Rogge and the Fund and that the Fund should receive investment advisory services under the New Advisory Agreement equal or superior to those currently received under the Present Advisory Agreement, at the same fee levels. The Board of Trustees therefore unanimously recommends approval of the New Advisory Agreement by shareholders of the Fund.

         OTHER INFORMATION. The Manager serves as the investment manager and principal underwriter for the Fund. MGF Service Corp. serves as the Fund's administrator, transfer and dividend disbursing agent, and accounting and pricing agent. The address of both the Manager and MGF Service Corp. is 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202.
The Manager and MGF Service Corp. are wholly-owned subsidiaries of Leshner Financial, Inc., of which Robert H. Leshner is the controlling shareholder.

         THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE NEW ADVISORY AGREEMENT.

II.      OTHER BUSINESS

         The proxy holders have no present intention of bringing any matter before the meeting other than that specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

         Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its Proxy Statement and form of Proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

                                By Order of the Board of Trustees,


                                /s/ John F. Splain

                                 John F. Splain
                                 Secretary

Date: August 8, 1996
- -------------------------------------------------------------------------------
Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED
IF MAILED IN THE UNITED STATES.

                                                               EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT

Rogge Global Partners plc
5-6 St. Andrew's Hill
London EC4V 5BY England

Gentlemen:

         Midwest Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series or funds. Each such share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that fund. Each fund has separate investment objectives and policies. The Global Bond Fund (the "Fund") has been established as a series of the Trust.

         Midwest Group Financial Services, Inc. (the "Manager") acts as the investment manager for the Fund pursuant to the terms of a Management Agreement. The Manager is responsible for the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund are to be made by advisory organizations recommended by the Manager and approved by the Board of Trustees of the Trust.

         1. Appointment as an Adviser. The Trust being duly authorized hereby appoints and employs Rogge Global Partners, plc
("the Adviser") as the discretionary portfolio manager of the

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Fund, on the terms and conditions set forth herein.

         2.       Acceptance of Appointment; Standard of Performance.
The Adviser accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund in accordance with the provisions of this Agreement.

         3. Portfolio Management Services of Adviser. The Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Manager. The Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any

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restriction, limitation, objective, policy or instruction described in the previous sentence. The Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Adviser will consult with the Manager with respect to any decision made by it with respect to the investments of the Fund.

         4.       Investment Objectives, Policies and Restrictions.  The
Trust will provide the Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Fund's registration statements under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Adviser may from time to time reasonably request.
The Trust retains the right, on written notice to the Adviser from the Trust or the Manager, to modify any such objectives, policies or restrictions in any manner at any time.

         5. Transaction Procedures. All transactions will be consummated by payment to or delivery by The Northern Trust
Company or any successor custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Adviser shall not have possession or custody thereof. The Adviser shall advise the Custodian and confirm in writing to the Trust and to the Manager all investment orders for the Fund placed by it with brokers and dealers. The Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser. It shall be the responsibility of the Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

         6. Allocation of Brokerage. The Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser, and for the selection of the markets on or in which the transactions will be executed.
                  A. In doing so, the Adviser will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Adviser may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that neither the Fund, the Manager nor the Adviser have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the

Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Adviser's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Adviser, it is not possible to place a dollar value on such information. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

         On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund with respect to the Fund and to such other clients.

         For each fiscal quarter of the Fund, the Adviser shall prepare and render reports to the Manager and the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

                  B. Adviser agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Manager, the Adviser or any portfolio manager of the Trust without the prior written approval of the Manager. The Manager agrees that it will provide the Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Adviser.

         7. Proxies. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the Fund's request, the Adviser shall provide the Trust with its recommendations as to the voting of such proxies.
\
         8. Reports to the Adviser. The Trust will provide the Adviser with such periodic reports concerning the status of the Fund as the Adviser may reasonably request.

         9. Fees for Services. For the services provided to the Fund, the Manager shall pay the Adviser a fee equal to the annual rate of 35/100 of 1% of the average value of the daily net assets of the Fund up to and including $100,000,000 and 30/100 of 1% of such assets in excess of $100,000,000. The
Adviser agrees to waive all advisory fees for the first sixty days of the Fund's operations. Thereafter, however, the Adviser shall not be required to waive any portion of its fees if not required by an applicable statute or regulation.

         The Adviser's fees shall be payable monthly within ten days following the end of each month. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Adviser, and the Adviser agrees to seek payment of the Adviser's fees solely from the Manager.

         10. Other Investment Activities of the Adviser. The Trust acknowledges that the Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Adviser acts in good faith, and provided further, that it is the Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

         11. Certificate of Authority. The Trust, the Manager and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Manager and/or the Adviser.

         12. Limitation of Liability. The Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust, provided, however, that such acts or omissions shall not have resulted from the Adviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Adviser in its actions under this Agreement or breach of its duty or of its obligations hereunder. Nothing in this paragraph 12 shall be construed in a manner inconsistent with Sections 17(h) and
(i) of the Act.

         13. Confidentiality. Subject to the duty of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Adviser and the Trust in respect thereof.

         14. Assignment. No assignment of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Adviser.

         15.   Representations, Warranties and Agreements of the
Trust.  The Trust represents, warrants and agrees that:

                  A. The Adviser has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

                  B. The Trust will deliver to the Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Adviser to carry out its obligations under this Agreement.

                  C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Fund by applicable laws and regulations.

         16. Representations, Warranties and Agreements of the Adviser. The Adviser represents, warrants and agrees that:

                  A. The Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

                  B. The Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

                  C. The Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Manager or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code and applicable state securities laws.

                  D. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall submit to the Trust the reports required to be made to the Adviser by Rule 17j-1(c)(1).

                  E. The Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and to the Manager.

                  F. Upon request of the Trust, the Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund. With respect to income from foreign sources, the Adviser will undertake any reasonable procedural steps required to reduce, eliminate or reclaim non-U.S. withholding taxes under the terms of applicable United States income tax treaties.

                  G. The Adviser will immediately notify the Trust and the Manager of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

         17. Amendment. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

         18. Effective Date; Term. This Agreement shall become effective on the date of its execution and shall remain in force until January 30, 1998, and from year to year thereafter but only

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so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Manager or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

         19. Termination. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

         20. Shareholder Liability. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

         21. Definitions. As used in paragraphs 14 and 18 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

         22. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.


MIDWEST GROUP FINANCIAL                    MIDWEST TRUST
SERVICES, INC.


By:-----------------------                 By:------------------------


Title: President                           Title: President


Date: --------, 1996                      Date: -------- , 1996



                                   ACCEPTANCE

         The foregoing Agreement is hereby accepted.




                                 ROGGE GLOBAL PARTNERS, plc

                                 By:_______________________

                                 Title: ________________________

                                 Date: __________________, 1996

                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISER

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

         A.       The name of the broker;

         B. The terms and conditions of the order and of any modification or cancellation thereof;

         C.       The time of entry or cancellation;

         D.       The price at which executed;

         E.       The time of receipt of a report of execution; and

         F. The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

         A.       Shall include the consideration given to:

                  (i) The sale of shares of the Fund by brokers or dealers.

                  (ii) The supplying of services or benefits by brokers or dealers to:

                           (a)      The Trust;

                           (b)      the Manager;

                           (c)      the Adviser;

                           (d)      any other portfolio adviser of the Trust;
                                    and

                           (e) any person affiliated with the foregoing persons.

                  (iii) Any other consideration other than the technical
                        qualifications of the brokers and dealers as such.

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         B.       Shall show the nature of the services or benefits made
                  available.

         C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

         D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rules adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Adviser's transactions with respect to the Fund.

- -------------

         *Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

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